FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment is made as of July 1, 1999, by and among Olympic Cascade Financial Corporation, a Delaware corporation (the "Company"), National Securities Corporation, a Washington corporation and a wholly-owned subsidiary of the Company ("National") and Steven A. Rothstein, an individual ("Executive").

         A. The Company, National and Executive are parties to an Employment Agreement dated as of April 1, 1998 (the "Agreement"), pursuant to which each of the Company and National employ Executive as its Chairman and Chief Executive Officer, based in the Company's executive offices in Chicago, Illinois; and

         B. The Company, National and Executive desire to amend certain provisions of the Agreement, as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions set forth below, the parties agree as follows:

1. TERM OF AGREEMENT. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "The term of this Agreement shall be for a period of three (3) years commencing on July 1, 1999, unless terminated earlier pursuant to
         Section 7 below."

2. CONFLICTING ACTIVITIES. Section 4.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "4.3 CONFLICTING ACTIVITIES. For the term of this Agreement or until Executive's employment hereunder terminates, whichever occurs first, Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company and National, in a manner consistent with the best interest of the Company and National and with his duties under this Agreement. If Executive becomes aware of a business opportunity during the performance of his duties hereunder, through the use of the property or information of the Company or National, or under circumstances that would reasonably lead Executive to believe that the business opportunity was intended by the offeror to be offered to the Company or National, he shall first offer such opportunity to the Company or National, as the case may be. Should the Board of Directors of the Company or National, as the case may be, not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed thirty (30) days, Executive may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company and National under this Agreement. Further, Executive may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company or National in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

3. SEVERANCE. Section 5 of the Agreement is hereby deleted in its entirety and replaced with the following:


         "So long as this Agreement is in effect, and except as would be inconsistent with Section 7, upon termination of Executive's employment, Executive or Executive's designees or heirs shall be entitled to a lump sum payment equal to one year of Executive's Base Salary as then in effect (the "Severance Payment"). Notwithstanding any other provision of this Agreement to the contrary, for purposes of this
         Section 5, all compensation payable pursuant to Section 3 of this Agreement shall be accrued to the date of termination of employment."

4. CHANGE OF CONTROL. Section 7.1 of the Agreement shall be amended by adding a new subsection (e) and a new subsection (f) immediately following Section 7.1(d), as follows:

         "(e) Executive's employment hereunder may be terminated by the Company or by Executive at any time within ninety (90) days after the occurrence of a Change in Control (as defined below). Upon such termination:

(i) the Company shall pay to Executive as a lump-sum payment an amount equal to two (2) years' Base Salary in effect at the time of termination;

(ii) the Company shall provide Executive with a continuation of health insurance coverage, existing office space and existing secretarial and telephone services, in each case for a period of eighteen (18) months after the date of termination; and

(iii) all stock options issued by the Company and National to Executive shall immediately vest and become exercisable for a period of at least two
         (2) years after the date of termination, notwithstanding any provision to the contrary in the Company's stock option plan or in any stock option agreement between the Company and/or National and Executive.

         For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

                           (x) the  acquisition  by any  individual,  entity  or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, a "person") of Beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the then outstanding shares of common stock of the Company or National (collectively, the "Outstanding Common Stock"); provided, however, that the following shall not constitute a Change of Control: (i) any acquisition by an Underwriter (as such term is defined in Section 2(11) of the Securities Act of 1933, as amended) for the purpose of making a public offering; or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or National or any corporation controlled by the Company or National;

                    (y) the sale or liquidation of all or substantially all of the assets of the

                  Company or National; or

                           (z) any transaction or series of  transactions  which
                  result in Steven A. Rothstein directly or indirectly owning less than ten percent (10%) of the Outstanding Common Stock, other than as a result of a transaction or series of transactions involving the direct or indirect voluntary sale, transfer or other disposition of common stock of the Company by Steven A. Rothstein.

         (f) Notwithstanding anything contained herein, or in any other agreement between the Company, National and Executive, or benefit or compensation plan under which the Executive participates, to the contrary, in the event that any amounts due Executive under this
         Section 7.1, or under any other plan or program of the Company or National or other agreement between the Company, National and Executive, constitute "parachute payments," within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the amount of such parachute payments, when reduced by the federal excise taxes due and owing on such parachute payments, if any, is less than the amount Executive would receive if he were paid only three (3) times his "base amount," as that term is defined in section 280G of the Code, then, in lieu of all payments hereunder which are parachute payments, Executive shall be paid, in cash, an amount equal to three (3) times his base amount less one dollar ($1.00). The determinations to be made with respect to this Section 7.1(f) shall be made by an independent auditor jointly selected by the parties."

5. GOVERNING LAW. Section 9.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "This Agreement is made under and shall be construed in accordance with the laws of the State of Illinois, without regard to conflict of laws principles. The Company, National and Executive hereby consent and agree to be subject to the jurisdiction of the federal and state courts of the State of Illinois sitting in Chicago, Illinois, in any suit, action or proceeding arising out of this Agreement or the transactions contemplated hereby."

6. AFFECT ON AGREEMENT. Except as set forth in this Amendment, the Agreement and each of the parties' respective obligations thereunder shall remain in full force and effect, and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, conditions, covenants, rights or remedies set forth in the Agreement, except as specifically set forth herein.

7. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8. GOVERNING LAW. This Amendment is made under and shall be construed in accordance with the laws of the State of Illinois, without regard to conflict of laws principles.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

OLYMPIC CASCADE FINANCIAL CORPORATION          NATIONAL SECURITIES CORPORATION

By:________________________________       By:________________________________
Its:________________________________      Its:_________________________________

EXECUTIVE

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Steven A. Rothstein